Exhibit 99

News Release

For further information contact:

Investor Relations:

James Shields

901.597.6839

James.Shields@servicemaster.com

Media:

Peter Tosches

901.597.8449

Peter.Tosches@servicemaster.com

ServiceMaster Global Holdings, Inc. Reports Preliminary

Third-Quarter 2015 Financial Results

Third-Quarter 2015

•	Revenue increased 6% to $706 million with 12% and 5% growth at AHS and Terminix, respectively
•	Net income of $49 million or $0.36 per share versus a net loss of $4 million or ($0.03) per share a year ago
•	Adjusted net income(1) of $74 million or $0.54 per share versus $61 million or $0.46 per share a year ago
•	Adjusted EBITDA(2) increased 11% to $174 million from $157 million a year ago

MEMPHIS, TENN, — November 3, 2015  —ServiceMaster Global Holdings, Inc.  (NYSE: SERV), a leading provider of essential residential and commercial services, today announced preliminary unaudited third-quarter 2015 results. The company reported a year-over-year revenue increase of 6 percent driven by strong organic growth at American Home Shield (“AHS”),  increased sales of new services at Terminix and price increases.

Third-quarter 2015 net income was  $49 million or $0.36 per share, including a loss on extinguishment of debt of $31 million related to the company’s redemption of its 7% Senior Notes due 2020,  versus a loss of $4 million or ($0.03) per share in the same period in 2014.

Third-quarter 2015  adjusted net income was  $74 million, or $0.54 per share, versus $61 million, or $0.46 per share, for the same period in 2014.

Third-quarter 2015 Adjusted EBITDA was  $174 million, a year-over-year increase of $17 million or 11 percent driven largely by increases at AHS and Terminix of $13 million and $5 million, respectively.

Rob Gillette, ServiceMaster’s chief executive officer, noted “Since going public in July 2014, we have reported six consecutive quarters of year-over-year revenue and Adjusted EBITDA growth. As we implement our mobile strategy across all our business units, we expect the convenience of services we bring to our customers to result in continued growth and profitability.”

Preliminary Consolidated Performance

	Three Months Ended September 30,				Nine Months Ended September 30,
$ millions	2015	2014	B/(W)		2015	2014	B/(W)
Revenue	$706	$664	$42		$1,993	$1,880	$113
YoY growth			6.3%				6.0%
Gross Margin	338	320	18		957	897	60
% of revenue	47.9%	48.2%	(0.3)	pts	48.0%	47.7%	0.3	pts
SG&A	(178)	(176)	(2)		(512)	(505)	(7)
% of revenue	25.2%	26.5%	1.3	pts	25.7%	26.9%	1.2	pts
Income (Loss) from Continuing Operations before Income Taxes	83	(5)	88		237	48	189
% of revenue	11.8%	(0.8)%	12.6	pts	11.9%	2.6%	9.3	pts
Income (Loss) from Continuing Operations	50	(3)	53		145	22	123
% of revenue	7.1%	(0.5)%	7.6	pts	7.3%	1.2%	6.1	pts
Net Income (Loss)	49	(4)	53		144	(76)	220
% of revenue	6.9%	(0.6)%	7.5	pts	7.2%	(4.0)%	11.2	pts
Adjusted Net Income(1)	74	61	13		201	135	66
% of revenue	10.5%	9.2%	1.3	pts	10.1%	7.2%	2.9	pts
Adjusted EBITDA(2)	174	157	17		498	443	55
% of revenue	24.6%	23.6%	1.0	pts	25.0%	23.6%	1.4	pts
Pre-Tax Unlevered Free Cash Flow(3)	125	120	5		463	387	76

Preliminary Segment Performance

Revenue and Adjusted EBITDA for each reportable segment and Corporate were as follows:

	Three Months Ended September 30,					Nine Months Ended September 30,
	Revenue		Adjusted EBITDA			Revenue		Adjusted EBITDA
$ millions	2015	B/(W) vs. PY	2015	B/(W) vs. PY		2015	B/(W) vs. PY	2015	B/(W) vs. PY
Terminix	$372	$19	$82	$5		$1,103	$54	$272	$24
YoY growth / % of revenue		5.4%	22.0%	0.2	pts		5.1%	24.7%	1.1	pts
American Home Shield	275	30	74	13		711	74	174	30
YoY growth / % of revenue		12.2%	26.9%	2.0	pts		11.6%	24.5%	1.9	pts
Franchise Services Group	58	(6)	20	1		178	(11)	58	—
YoY growth / % of revenue		(9.4)%	34.5%	4.8	pts		(5.8)%	32.6%	1.9	pts
Corporate(4)	1	(1)	(1)	—		2	(3)	(6)	1
Total	$706	$42	$174	$17		$1,993	$113	$498	$55
YoY growth / % of revenue		6.3%	24.6%	1.0	pts		6.0%	25.0%	1.4	pts

A reconciliation of income from continuing operations to both adjusted net income and Adjusted EBITDA, as well as a reconciliation of net cash provided from operating activities from continuing operations to pre-tax unlevered free cash flow, are set forth below in this press release.

Terminix

Terminix reported a 5 percent year-over-year revenue increase in the third-quarter of 2015 driven primarily by increased sales of new services and improved pricing, partially offset by lower demand for traditional termite services. Adjusted EBITDA increased 6 percent or $5 million versus prior year, driven primarily by the flow-through effect of higher revenue, partially offset by higher selling costs during the quarter.

American Home Shield

American Home Shield reported a 12 percent year-over-year revenue increase in the third-quarter of 2015 driven by organic growth and price increases. Adjusted EBITDA increased 21 percent or $13 million versus prior year, primarily reflecting the flow-through effect of higher revenue, partially offset by an increase in claim costs.

Franchise Services Group

The Franchise Services Group reported a 9 percent year-over-year revenue decrease in the third-quarter of 2015 reflecting primarily the conversion of company-owned Merry Maids branches to franchises.  Adjusted EBITDA increased 5 percent or $1 million versus prior year, primarily reflecting cost reduction initiatives, largely offset by the flow-through effect of lower revenue.

Cash Flow

For the nine months ended September 30,  2015, net cash provided from operating activities from continuing operations increased to $229 million from $132 million for the nine months ended September 30,  2014.

Net cash used for investing activities from continuing operations was $34 million for the nine months ended September 30, 2015 compared to $51 million for the nine months ended September 30, 2014.

Net cash used for financing activities from continuing operations was $314 million for the nine months ended September 30, 2015 compared to $274 million for the nine months ended September 30, 2014.

Pre-tax unlevered free cash flow(3) was $463 million for the nine months ended September 30, 2015, compared to $387 million for the nine months ended September 30, 2014.

Other Matters

On August 17, 2015, the company redeemed the remaining outstanding $488 million of its 7% Senior Notes due 2020. As part of the transaction, the company paid $30 million in fees and pre-payment premium. To redeem the $488 million 7% Senior Notes, the company used $118 million in cash and incurred incremental borrowings of $400 million under its term loan.

Full-Year 2015 Outlook

The company anticipates that revenue will be between $2,580 million and $2,590 million, a 5 percent increase compared to 2014.  Adjusted EBITDA is anticipated to be $620 million for the full-year 2015, an increase of 11 percent compared to 2014.

Third-Quarter 2015 Earnings Conference Call

The company will discuss its third-quarter 2015 operating results during a conference call at 8 a.m. central time today,  November 3, 2015. To participate on the conference call, interested parties should call 888.225.2695 (or international participants, 303.223.4364). Additionally, the conference call will be available via webcast. A slide presentation highlighting the company’s results and key performance indicators will also be available. To participate via webcast and view the slide presentation, visit the company’s investor relations home page.

The call will be available for replay until December 3, 2015. To access the replay of this call, please call 800.633.8284 and enter reservation number 21780085 (international participants: 402.977.9140, reservation number 21780085).  You may also review the webcast on the company’s investor relations home page.

About ServiceMaster

ServiceMaster Global Holdings, Inc. is a leading provider of essential residential and commercial services, operating through an extensive service network of more than 8,000 company-owned locations and franchise and license agreements. The company’s portfolio of well-recognized brands includes American Home Shield (home warranties), AmeriSpec (home inspections), Furniture Medic (furniture repair), Merry Maids (residential cleaning), ServiceMaster Clean (janitorial), ServiceMaster Restore (disaster restoration) and Terminix (termite and pest control). The company is headquartered in Memphis, Tenn. Go to www.servicemaster.com for more information about ServiceMaster or follow the company at twitter.com/ServiceMaster or Facebook.com/ServiceMaster.

Information Regarding Forward-Looking Statements

This press release contains forward-looking statements and cautionary statements. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control, including, without limitation, the risks and uncertainties discussed in  the “Risk Factors” and “Information Regarding Forward-Looking Statements” sections in the company’s reports filed with the U.S. Securities and Exchange Commission. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of the market segments in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this press release.

Additional factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation, the effects of our substantial indebtedness; changes in interest rates, because a significant portion of our indebtedness bears interest at variable rates; lawsuits, enforcement actions and other claims by third parties or governmental authorities; compliance with, or violation of environmental health and safety laws and regulations; weakening general economic conditions; weather conditions and seasonality; the success of our business strategies, and costs associated with restructuring initiatives. The company assumes no obligation to update the information contained herein, which speaks only as of the date hereof.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures. Non-GAAP measures should not be considered as an alternative to GAAP financial measures. Non-GAAP measures may not be calculated or comparable to similarly titled measures used by other companies. See non-GAAP reconciliations below in this press release for a reconciliation of these measures to the most directly comparable GAAP financial measures. Adjusted EBITDA, adjusted net income and pre-tax unlevered free cash flow are not measurements of the company’s financial performance under GAAP and should not be considered as an alternative to net income or any other performance measures derived in accordance with GAAP or as an alternative to net cash provided by operating activities or any other measures of the company’s cash flow or liquidity. We believe these non-GAAP financial measures are useful for investors, analysts and other interested parties as it facilitates company-to-company operating and financial condition performance comparisons by excluding potential differences caused by variations in capital structures, taxation, the age and book depreciation of facilities and equipment, restructuring initiatives, consulting agreements and equity-based, long-term incentive plans.

_________________________________________________

(1)Adjusted net income is defined by the company as income (loss) from continuing operations before: amortization expense; impairment of software and other related costs; consulting agreement termination fees; restructuring charges; gain on sale of Merry Maids branches;  management and consulting fees; loss on extinguishment of debt; and the tax impact of all of the aforementioned adjustments. The company’s definition of adjusted net income may not be comparable to similarly titled measures of other companies.

(2)Adjusted EBITDA is defined as income (loss) from continuing operations before: depreciation and amortization expense; non-cash impairment of software and other related costs; non-cash stock-based compensation expense; restructuring charges; gain on sale of Merry Maids branches;  management and consulting fees; consulting agreement termination fees; provision (benefit) for income taxes;  loss on extinguishment of debt; interest expense; and other non-operating expenses.  The company’s definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

(3)Pre-tax unlevered free cash flow is defined by the company as (i) Net Cash Provided from Operating Activities from Continuing Operations before: cash paid for interest expense; call premium paid for retirement of debt; cash paid for income taxes, net of refunds; cash paid for restructuring charges; cash paid for management and consulting fees; cash paid for consulting agreement termination fees; cash paid for impairment of software and other related costs; excess tax benefits from stock-based compensation; gain on sales of marketable securities; and other non-operating items; (ii) less property additions.

(4)Corporate includes The ServiceMaster Acceptance Company Limited Partnership (SMAC) and the unallocated expenses of our headquarters function.

SERVICEMASTER GLOBAL HOLDINGS, INC.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(In millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenue	$706	$664	$1,993	$1,880
Cost of services rendered and products sold	368	344	1,036	983
Selling and administrative expenses	178	176	512	505
Amortization expense	7	13	31	39
Impairment of software and other related costs	—	—	—	47
Consulting agreement termination fees	—	21	—	21
Restructuring charges	2	1	4	7
Gain on sale of Merry Maids branches	(3)	—	(5)	—
Interest expense	41	49	128	171
Interest and net investment income	—	—	(8)	(7)
Loss on extinguishment of debt	31	65	58	65
Income (Loss) from Continuing Operations before Income Taxes	83	(5)	237	48
Provision (benefit) for income taxes	32	(3)	91	26
Income (Loss) from Continuing Operations	50	(3)	145	22
Loss from discontinued operations, net of income taxes	(1)	(1)	(2)	(98)
Net Income (Loss)	$49	$(4)	$144	$(76)
Total Comprehensive Income (Loss)	$42	$(8)	$130	$(82)
Weighted-average common shares outstanding - Basic	135.2	133.2	134.9	105.8
Weighted-average common shares outstanding - Diluted	136.8	133.2	136.5	106.7
Basic Earnings (Loss) Per Share:
Income (Loss) from Continuing Operations	$0.37	$(0.02)	$1.08	$0.20
Loss from discontinued operations, net of income taxes	(0.01)	(0.01)	(0.01)	(0.93)
Net Income (Loss)	0.37	(0.03)	1.07	(0.72)
Diluted Earnings (Loss) Per Share:
Income (Loss) from Continuing Operations	$0.37	$(0.02)	$1.07	$0.20
Loss from discontinued operations, net of income taxes	(0.01)	(0.01)	(0.01)	(0.92)
Net Income (Loss)	0.36	(0.03)	1.05	(0.72)

SERVICEMASTER GLOBAL HOLDINGS, INC.

Consolidated Statements of Financial Position

(In millions, except share data)

	As of	As of
	September 30,	December 31,
	2015	2014
Assets:
Current Assets:
Cash and cash equivalents	$260	$389
Marketable securities	23	19
Receivables, less allowances of $24 and $25, respectively	520	441
Inventories	36	42
Prepaid expenses and other assets	43	44
Deferred customer acquisition costs	34	35
Deferred taxes	51	76
Total Current Assets	967	1,044
Property and Equipment:
At cost	397	369
Less: accumulated depreciation	(247)	(233)
Net Property and Equipment	150	136
Other Assets:
Goodwill	2,086	2,069
Intangible assets, primarily trade names, service marks and trademarks, net	1,673	1,696
Notes receivable	32	26
Long-term marketable securities	58	88
Other assets	57	41
Debt issuance costs	24	34
Total Assets	$5,046	$5,134
Liabilities and Shareholders' Equity:
Current Liabilities:
Accounts payable	$110	$84
Accrued liabilities:
Payroll and related expenses	69	82
Self-insured claims and related expenses	103	92
Accrued interest payable	3	34
Other	50	51
Deferred revenue	549	514
Liabilities of discontinued operations	1	9
Current portion of long-term debt	49	39
Total Current Liabilities	934	905
Long-Term Debt	2,702	3,017
Other Long-Term Liabilities:
Deferred taxes	718	715
Other long-term obligations, primarily self-insured claims	170	138
Total Other Long-Term Liabilities	888	854
Commitments and Contingencies (See Note 4)
Shareholders’ Equity:
Common stock $0.01 par value (authorized 2,000,000,000 shares with 143,040,318 shares issued and 135,396,779 outstanding at September 30, 2015 and 141,731,682 shares issued and 134,092,335 outstanding at December 31, 2014)	2	2
Additional paid-in capital	2,240	2,207
Retained deficit	(1,576)	(1,720)
Accumulated other comprehensive loss	(22)	(8)
Less common stock held in treasury, at cost 7,643,539 shares at September 30, 2015 and 7,639,347 shares at December 31, 2014)	(122)	(122)
Total Shareholders' Equity	522	359
Total Liabilities and Shareholders' Equity	$5,046	$5,134

SERVICEMASTER GLOBAL HOLDINGS, INC.

Consolidated Statements of Cash Flows

(In millions)

	Nine Months Ended
	September 30,
	2015	2014
Cash and Cash Equivalents at Beginning of Period	$389	$484
Cash Flows from Operating Activities from Continuing Operations:
Net Income (Loss)	144	(76)
Adjustments to reconcile net income (loss) to net cash provided from operating activities:
Loss from discontinued operations, net of income taxes	2	98
Depreciation expense	35	36
Amortization expense	31	39
Amortization of debt issuance costs	4	6
Impairment of software and other related costs	—	47
Gain on sale of Merry Maids branches	(5)	—
Loss on extinguishment of debt	58	65
Call premium paid on retirement of debt	(49)	(35)
Deferred income tax provision	41	19
Stock-based compensation expense	8	5
Excess tax benefits from stock-based compensation	(12)	—
Gain on sales of marketable securities	(6)	(4)
Other	6	3
Change in working capital, net of acquisitions:
Receivables	(77)	(62)
Inventories and other current assets	3	(7)
Accounts payable	29	11
Deferred revenue	35	36
Accrued liabilities	5	(4)
Accrued interest payable	(31)	(40)
Accrued restructuring charges	(2)	—
Current income taxes	12	(5)
Net Cash Provided from Operating Activities from Continuing Operations	229	132
Cash Flows from Investing Activities from Continuing Operations:
Property additions	(30)	(29)
Sale of equipment and other assets	9	2
Other business acquisitions, net of cash acquired	(31)	(52)
Purchases of available-for-sale securities	(5)	(10)
Sales and maturities of available-for-sale securities	30	46
Origination of notes receivables	(77)	(64)
Collections on notes receivables	69	58
Net Cash Used for Investing Activities from Continuing Operations	(34)	(51)
Cash Flows from Financing Activities from Continuing Operations:
Borrowings of debt	578	1,825
Payments of debt	(911)	(2,687)
Discount paid on issuance of debt	(2)	(18)
Debt issuance costs paid	(5)	(24)
Contribution to TruGreen Holding Corporation	—	(35)
Repurchase of common stock and RSU vesting	—	(5)
Issuance of common stock	14	671
Excess tax benefits from stock-based compensation	12	—
Net Cash Used for Financing Activities from Continuing Operations	(314)	(274)
Cash Flows from Discontinued Operations:
Cash used for operating activities	(9)	(11)
Cash used for investing activities	—	(2)
Cash used for financing activities	—	(3)
Net Cash Used for Discontinued Operations	(9)	(15)
Effect of Exchange Rate Changes on Cash	(1)	—
Cash Decrease During the Period	(129)	(208)
Cash and Cash Equivalents at End of Period	$260	$275

The following table presents reconciliations of Income from Continuing Operations to Adjusted Net Income for the periods presented.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In millions)	2015	2014	2015	2014
Income (Loss) from Continuing Operations	$50	$(3)	$145	$22
Amortization expense	7	13	31	39
Impairment of software and other related costs	—	—	—	47
Consulting agreement termination fees	—	21	—	21
Restructuring charges	2	1	4	7
Gain on sale of Merry Maids branches	(3)	—	(5)	—
Management and consulting fees	—	—	—	4
Loss on extinguishment of debt	31	65	58	65
Tax impact of adjustments	(14)	(36)	(33)	(69)
Adjusted Net Income	$74	$61	$201	$135

The following table presents reconciliations of Net Cash Provided from Operating Activities from Continuing Operations to Pre-Tax Unlevered Free Cash Flow for the periods presented.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In millions)	2015	2014	2015	2014
Net Cash Provided from Operating Activities from Continuing Operations	$19	$(17)	$229	$132
Cash paid for interest expense	56	82	149	199
Call premium paid on retirement of debt	26	35	49	35
Cash paid for income taxes, net of refunds	31	2	38	11
Cash paid for restructuring charges	1	2	6	7
Cash paid for management and consulting fees	—	—	—	4
Cash paid for consulting agreement termination fees	—	21	—	21
Cash paid for impairment of software and other related costs	—	—	—	3
Excess tax benefits from stock-based compensation	2	—	12	—
Other	—	(1)	3	1
Gain on sales of marketable securities	—	(1)	6	4
Property additions	(10)	(3)	(30)	(29)
Pre-Tax Unlevered Free Cash Flow	$125	$120	$463	$387

The following table presents reconciliations of Adjusted EBITDA to Income from Continuing Operations for the periods presented.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In millions)	2015	2014	2015	2014
Terminix	$82	$77	$272	$248
American Home Shield	74	61	174	144
Franchise Services Group	20	19	58	58
Corporate	(1)	(1)	(6)	(7)
Adjusted EBITDA	$174	$157	$498	$443

Depreciation and amortization expense	(18)	(25)	(66)	(76)
Non-cash impairment of software and other related costs	—	—	—	(47)
Non-cash stock-based compensation expense	(3)	(2)	(8)	(5)
Restructuring charges	(2)	(1)	(4)	(7)
Gain on sale of Merry Maids branches	3	—	5	—
Management and consulting fees	—	—	—	(4)
Consulting agreement termination fees	—	(21)	—	(21)
Provision for income taxes	(32)	3	(91)	(26)
Loss on extinguishment of debt	(31)	(65)	(58)	(65)
Interest expense	(41)	(49)	(128)	(171)
Other non-operating expenses	—	1	(3)	—
Income (Loss) from Continuing Operations	$50	$(3)	$145	$22

The table below presents selected operating metrics related to renewable customer counts and customer retention for our Terminix and American Home Shield segments.

	As of September 30,
	2015	2014(1)
Terminix
(Reduction) Growth in Pest Control Customers	(2)%	—%
Pest Control Customer Retention Rate	79%	80%
Reduction in Termite and Other Services Customers	(2)%	(3)%
Termite and Other Services Customer Retention Rate	85%	85%
American Home Shield
Growth in Home Warranties	7%	13%
Customer Retention Rate	75%	75%

(1)

As of September 30, 2014, excluding the Home Security of America (“HSA”) accounts acquired on February 28, 2014, the growth in home warranties was 4 percent, and, excluding all HSA accounts, the customer retention rate for our American Home Shield segment was 76 percent.

Terminix Segment

Revenue by service line is as follows:

	Three Months Ended		% of
	September 30,		Revenue
(In millions)	2015	2014	2015
Pest Control	$217	$202	58%
Termite and Other Services	135	133	36
Other	21	18	6
Total revenue	$372	$353	100%

Termite renewal revenue comprised 51 percent of total revenue from Termite and Other Services for the three months ended September 30,  2015 and 2014.

Franchise Services Group Segment

Revenue by service line is as follows:

	Three Months Ended		% of
	September 30,		Revenue
(In millions)	2015	2014	2015
Royalty Fees	$30	$30	51%
Company-Owned Merry Maids Branches	10	16	18
Janitorial National Accounts	10	10	17
Sales of Products	5	5	8
Other	4	3	6
Total revenue	$58	$64	100%